EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the reference to our firm and to the information regarding our reserve estimates of Savoy Energy, L. P. as of December 31, 2013 included in Hallador Energy Company’s Form 10-K for the year ended December 31, 2014.

We hereby further consent to the incorporation by reference in the two Registration Statements on Form S-8 (No. 333-163431 and No. 333-171778) of such information.

Brock Engineering, LLC

/s/Timothy J Brock

Timothy J Brock, PE

Its President

Traverse City, Michigan

March 5, 2015